As filed with the Securities and Exchange Commission on January 23, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Applied Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	81-3405262
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

545 5th Avenue, Suite 1400
New York, NY 10017
(212) 220-9226
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Shoshana Shendelman, Ph.D.
President and Chief Executive Officer
545 5th Avenue, Suite 1400
(212) 220-9226
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrea L. Nicolas Michael J. Schwartz Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, NY 10036 (212) 735-3000	Richard D. Truesdell, Jr. Marcel R. Fausten Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-235988

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, $0.0001 par value per share	565,212	$45.50	$25,717,146	$3,338.09

(1)         Represents only the additional number of shares of common stock being registered and includes an additional 73,723 shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on a Registration Statement on Form S-1 (File No. 333-235988).

(2)         Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement on Form S-1 is being filed by Applied Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) for the sole purpose of increasing the aggregate number of shares of common stock offered by the Company. The contents of the Company’s Registration Statement on Form S-1, as amended (File No. 333-235988) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on January 23, 2020, and all exhibits thereto, are incorporated by reference into this registration statement in their entirety and are deemed to be a part of this registration statement. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The Registrant hereby certifies that it (i) has instructed its bank to transmit to the SEC the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the SEC’s account at U.S. Bank as soon as practicable (but no later than the close of business on January 24, 2020), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than January 24, 2020.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

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EXHIBIT INDEX

The following documents are filed as part of this Registration Statement:

Exhibit Number	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1*	Power of attorney.

*                 Previously filed on signature page to the registrant’s Registration Statement on Form S-1 (File No. 333-235988), filed with the Securities and Exchange Commission on January 21, 2020 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in New York, New York, on January 23, 2020.

APPLIED THERAPEUTICS, INC.

By:	/s/ Shoshana Shendelman
Name:	Shoshana Shendelman, Ph.D.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Shoshana Shendelman	President and Chief Executive Officer	January 23, 2020
Shoshana Shendelman, Ph.D.	(principal executive officer)

*	Chief Financial Officer
Mark J. Vignola, Ph.D.	(principal financial officer and accounting officer)	January 23, 2020

*	Director	January 23, 2020
Les Funtleyder

*	Director	January 23, 2020
Teena Lerner, Ph.D.

*	Director	January 23, 2020
Stacy Kanter

*	Director	January 23, 2020
Joel S. Marcus

*	Director	January 23, 2020
Jay S. Skyler, M.D., MACP

*By:	/s/ Shoshana Shendelman
Shoshana Shendelman, Ph.D.
As Attorney-in-Fact

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